SEC Standardized Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                    AVE. ANNUAL      TOTAL
               ERV            P           N            TOTAL         RETURN
                                                       RETURN
-------------------------------------------------------------------------------
1 year:     $1,010.70      $1,000.00     1.00           1.07%          1.07%

5 years:    $1,253.30      $1,000.00     5.00           4.62%         25.33%

10 years:   $1,928.00      $1,000.00    10.00           6.79%         92.80%
-------------------------------------------------------------------------------

NAV Only Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                    AVE. ANNUAL      TOTAL
               ERV            P           N            TOTAL         RETURN
                                                       RETURN
-------------------------------------------------------------------------------
1 year:     $1,078.20      $1,000.00     1.00          7.82%          7.82%

5 years:    $1,336.60      $1,000.00     5.00          5.97%         33.66%

10 years:   $2,056.90      $1,000.00    10.00          7.48%        105.69%
-------------------------------------------------------------------------------

SEC Standardized Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                       AVE. ANNUAL      TOTAL
                  ERV            P           N            TOTAL         RETURN
                                                          RETURN
-------------------------------------------------------------------------------
1 year:        $1,031.60      $1,000.00     1.00           3.16%          3.16%

Life of fund:  $1,214.50      $1,000.00     2.97           6.76%         21.45%
-------------------------------------------------------------------------------

NAV Only Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                       AVE. ANNUAL      TOTAL
                  ERV            P           N            TOTAL         RETURN
                                                          RETURN
-------------------------------------------------------------------------------
1 year:        $1,071.60      $1,000.00     1.00           7.16%         7.16%

Life of fund:  $1,244.50      $1,000.00     2.97           7.64%        24.45%
-------------------------------------------------------------------------------

Distribution yields for First Investor's Funds are calculated using the following formula:

             Yield = (a/b)

Where:

       a = dividends declared during the last 12 months.

       b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1997.

                               Distribution
         a            b           Yield
         -            -           -----
       $.708       $14.86         4.76%

Distribution yields for First Investor's Funds are calculated using the following formula:

         Yield = (a/b)

Where:

       a = dividends declared during the last 12 months.

       b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1997.

                                Distribution
         a            b            Yield
         -            -            -----
       $.708       $15.85          4.47%

Distribution yields for First Investor's Funds are calculated using the following formula:

             Yield = (a/b)

Where:

       a = dividends declared during the last 12 months.

       b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1997.

                                     Distribution
           a             b              Yield
           -             -              -----
         $.608        $14.86            4.09%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b)+((cd)-e))+1)-)-1)

Where:

       a = dividends and interest earned during the 30 day period.

       b = expenses accrued for the period (net of reimbursements).

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

       d = the maximum offering price per share on the last day of the period.

       e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1997.

                                                                      *Tax
                                                                    Equivalent
   a         b           c            d          e        Yield       Yield
   -         -           -            -          -        -----     ----------
$741,524  $172,972   13,065,880    $15.85      $.00       3.32%       5.61%

*Tax Equivalent Yields are computed assuming a federal tax rate of 28% as well as the maximum rate for New York State which is 7.59375%. The formula is listed below.

Tax Equivalent Yield = Yield / ((1 - Federal Rate - Maximum State Rate)/(Federal Rate * Maximum State Rate))

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b)+((cd)-e))+1)-)-1)

Where:

       a = dividends and interest earned during the 30 day period.

       b = expenses accrued for the period (net of reimbursements).

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

       d = the maximum offering price per share on the last day of the period.

       e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1997.

                                                                      *Tax
                                                                    Equivalent
   a         b           c            d          e        Yield       Yield
   -         -           -            -          -        -----     ----------
$13,553   $5,167      238,902      $14.86      $.00       2.85%       4.82%

*Tax Equivalent Yields are computed assuming a federal tax rate of 28% as well as the maximum rate for New York State which is 7.59375%. The formula is listed below.

Tax Equivalent Yield = Yield / ((1 - Federal Rate - Maximum State Rate)/(Federal Rate * Maximum State Rate))